                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT



         This Agreement is by and between AUTOMATED SYSTEMS INTERNATIONAL, a Michigan corporation, hereinafter referred to as "EMPLOYER", and Howard H Tarnoff, hereinafter called "EMPLOYEE" and is effective as of the 22th day of July, 1998.

                                   WITNESSETH:

         WHEREAS, EMPLOYER is in the business of development, design, manufacture, documentation, distribution and sales of computer hardware, computer software and associated equipment relating to time and attendance (the "Business");

          WHEREAS, EMPLOYEE has experience in the Business; and

         WHEREAS, EMPLOYER and EMPLOYEE desire to enter into an employment agreement setting forth their mutual obligations.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency whereof are hereby acknowledged, it is mutually covenanted and agreed by and between the parties hereto as follows:

         1. Duties of EMPLOYEE. EMPLOYEE shall serve Vice President of Sales. EMPLOYEE shall devote substantially all of his time to the performance of his/her duties in such capacity.

         2. At Will Employment. EMPLOYEE'S employment will be under an "at will" arrangement pursuant to which EMPLOYEE'S employment can be terminated at any time, at the option of either EMPLOYER or EMPLOYEE, with or without cause, for any reason or for no reason, with or without prior notice. In the event the EMPLOYER terminates employment, the EMPLOYEE will receive 60 days salary severance pay. Notwithstanding the foregoing, the provisions contained in Sections 4, 5 and 6 of this Agreement shall survive any termination of this Agreement.

         3. Compensation. For services performed pursuant to the terms contained in this Agreement, EMPLOYER shall pay cash compensation to EMPLOYEE as outlined in the attached offer letter.

         4. Developments. EMPLOYEE agrees to promptly inform EMPLOYER of the full details of any and all of EMPLOYEE'S inventions, discoveries, concepts, and ideas (collectively called, "Developments"), whether patentable or not, including but not limited to: hardware and apparatus, processes and methods, formulae, computer programs and techniques, as well as any improvements and related knowledge, which EMPLOYEE conceives, completes, or reduces to practice (whether alone or with others) while EMPLOYEE is employed by Employer and (a) which relate to the present or prospective Business, work, or investigations of EMPLOYER, or (b) which result from any work EMPLOYEE does using any equipment, facilities, materials, or personnel of EMPLOYER, or (c) which result from or are suggested by any work which EMPLOYEE may do for EMPLOYER

         EMPLOYEE further agrees to assign, and does hereby assign, to EMPLOYER or EMPLOYER'S designee, EMPLOYEE'S entire right, title and interest in the following items, which EMPLOYEE conceives or makes (whether alone or with others) while employed by EMPLOYER or within one year of the end of EMPLOYEE'S employment (if conceived as a result of such employment): (a) all Developments;
(b) all trademarks, copyrights, -.,id mask work rights in Developments; and (c) all patent applications filed and patents granted on any Developments, including those in foreign countries.

         Both while employed by EMPLOYER and afterwards, EMPLOYEE agrees to execute any documents that EMPLOYER may consider necessary or helpful to obtain or maintain patents or other registration(s) of proprietary right, whether during the prosecution of patent applications or during the conduct of an interference, litigation, Other matter (all related expenses to be borne by EMPLOYER).

         5. Proprietary Information. EMPLOYER shall provide access to confidential and proprietary information regarding EMPLOYER'S Business products and services being marketed, recognizing that EMPLOYEE, by virtue of EMPLOYEE'S role with EMPLOYER will have full access to any and all of such information, and that the disclosure of any and all such confidential and proprietary information to third parties may cause irreparable harm to EMPLOYER and its competitive position in the marketplace, EMPLOYEE agrees not to disclose any confidential and proprietary information obtained by virtue of employment with EMPLOYER to any entity, individual, corporation, partnership, sole proprietorship, or customer of EMPLOYER except as the same may be reasonably utilized in the ordinary course of marketing EMPLOYER'S products and services to such customer. Therefore, during the term of employment by EMPLOYER, or thereafter, EMPLOYEE will not disclose other than to an employee of EMPLOYER any confidential and proprietary information, including any information relating to EMPLOYER'S procedures, administrative policies, customer lists, financial data, bookkeeping, product and service information, or similar proprietary secrets or know-how, without prior written consent from EMPLOYER. On termination of employment for any reason, EMPLOYEE shall return any documents, files, papers, letters, product or process descriptions or copies thereof, or other confidential and proprietary information, of any type or description. For purposes of this Agreement, "confidential and proprietary information" includes:

            (a) information or materials which relate to EMPLOYER'S inventions, technological developments, "know-how," purchasing, accounting, merchandising, or licensing;

            (b) trade secrets as defined in the Restatement of Torts, which EMPLOYEE accepts as an appropriate statement of law;

            (c) software in various stages of development (source code, object code, documentation, diagrams, flow charts), designs, drawings, specifications, models, data, and customer information; and

            (d) any information of the type described above which EMPLOYER obtained from another party and which EMPLOYER treats as proprietary or designates as confidential, whether or not owned or developed by EMPLOYER and which is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain.

         6. NON-COMPETITION

            (a) EMPLOYEE covenants and agrees that at no time during the term of this employment, and for a period of two (2) years following the termination of employment, for any reason whatsoever will EMPLOYEE, individually, or on behalf of any other person, persons, firm, partnership, corporation or company, engage in any Business enterprise within a radius of 500 miles surrounding Southfield, Michigan that is identical or similar to the Business of EMPLOYER as it is now or as it may further expand or develop or engage in or contribute EMPLOYEE'S knowledge to any work which is competitive with or similar to a product, process, apparatus, or service upon which EMPLOYEE worked during the two (2) year period immediately preceding the termination of EMPLOYEE'S employment hereunder. EMPLOYEE will not, directly or indirectly, for or on behalf of, or in conjunction with any other person, persons, firm, partnership, corporation or company (i) solicit or attempt to solicit the business or perform such other incidental business and service as is now or in the course of EMPLOYEE'S employment performed by EMPLOYER or (ii) solicit, attempt to solicit or hire any other employee of EMPLOYER.

            (b) EMPLOYEE agrees that the geographic area established herein is divisible in such a manner that if this provision is held to be invalid by a court of competent jurisdiction, that portion of the geographic area is severable and this clause remains in effect for the remaining included geographic area in which the clause is valid. EMPLOYEE acknowledges that any breach of these provisions may cause irreparable harm to EMPLOYER and therefore EMPLOYER may seek injunctive relief to enjoin any violation hereof by EMPLOYEE without necessity of posting bond in addition to any other remedy available.

         7. Assignment. EMPLOYEE agrees that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by EMPLOYEE or other person claiming under EMPLOYEE by virtue of this Agreement, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or of such rights, interests and benefits contrary to the foregoing provisions, or upon the levy of any attachment or similar process thereupon shall be null and void and without effect, and shall relieve EMPLOYER of any and all liability hereunder.

         8. General Terms.

            (a) Arbitration. In the event any controversy or claim arising out of or relating to this Agreement whether or not a breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Following delivery of the arbitrator's decision the prevailing party may enter the decision as a judgment in a court of competent jurisdiction in Oakland County, Michigan.

            (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, their heirs, personal representatives, legal representatives, successors and assigns.

            (c) Confidentiality. Both parties shall protect the terms of this Agreement as confidential information. Neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the non-disclosing party.

            (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties and contains all of the Agreements among the parties with respect to the subject matter hereof.

            (e) Injunctive Relief. In the event of violation of any term contained in this Agreement, the non-violating party shall be entitled to pursue injunctive relief, in addition to any other remedies available at law or in equity, without the necessity of posting bond as a condition of obtaining such relief.

            (f) Jurisdiction and Venue. Any cause of action related to this Agreement shall be heard in a court of competent jurisdiction in Oakland County, Michigan.

            (g) Laws to govern. The laws of the State of Michigan shall govern interpretation and enforcement of the terms contained in this Agreement.

            (h) Modification of Agreement. No change or modification of this Agreement shall be binding upon the parties unless the same is in writing and signed by both parties. No waiver of any provision of this Agreement shall be valid unless made in writing and signed by the person or party against whom the same may be charged.

            (i) Notice. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by personal service, registered or certified mail, return receipt requested, which shall be addressed as follows:

                EMPLOYER:

                Automated Systems International
                17511 W. Nine Mile Road
                Suite 225
                Southfield, MI 48034

                EMPLOYEE:

                Howard H. Tarnoff
                9 Maple Tree Lane
                Franklin, MA 02038

            (j) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

            (k) EMPLOYEE acknowledges and agrees that any action or suit against EMPLOYER, or any of its employees, arising out of this Agreement, including but not limited to, claims arising under state or federal civil rights statutes or for breach of this Agreement, must be brought within one hundred eighty (180) days of the event giving rise to the claims or be forever barred, and EMPLOYEE waives any limitation periods to the contrary. EMPLOYEE further agrees that if he/she should bring any action or claim arising out of this Agreement in which EMPLOYER prevails, EMPLOYEE will pay to EMPLOYER any and all costs incurred in defense of said claims or action, including attorneys' fees. EMPLOYEE further acknowledges that Michigan law requires employers to make accommodations to handicapped applicants and employees where the accommodation does not pose an undue hardship on the employer. EMPLOYEE acknowledges that handicapped employees and applicants may request an accommodation of their handicap by notifying EMPLOYER in writing of the need for accommodation within one hundred eighty-two
(182) days of the date the handicapped knows, or should know, that an accommodation is needed and that failure to properly notify the Company within one hundred eighty-two (182) days will preclude any claim that the Company failed to accommodate the handicapped.



         IN WITNESS WHEREOF, EMPLOYER has caused this Agreement to be signed by its duly authorized officer, and EMPLOYEE has hereunto set his hand and seal on the day written above.

EMPLOYER:                                       EMPLOYEE:
AUTOMATED SYSTEMS INTERNATIONAL


By:                                            By:   Howard H. Tarnoff
   ------------------------------                 ----------------------------

Name: Gerald A. Pesut                          Name: Howard H. Tarnoff



Title: Chief Executive Officer
Date:  July 22, 1998

                         [AUTOMATED SYSTEMS LETTERHEAD]


July 22, 1998



Howard H. Tarnoff
9 Maple Tree Lane
Franklin, MA 02038



Dear Howard,

         It is with great personal pleasure that I can extend this offer to you to join A.S.I. as the Vice President of Sales.

         In this position your compensation will be as follows:

Annual Salary:           $145,000.00 per year paid monthly, except as provided
                         below.

Annual Bonus:            $50,000 if 100% of revenue plan achieved. During the
                         first 12 months of employment, however, ASI will guarantee $50,000 in bonus to be paid as follows:
                         $25,000 on the first day of employment, which is expected to be September 1, 1998, with the remaining
                         $25,000 paid at the end of the first 12 months.

                         All subsequent bonuses will be based on achievement of goals under the revenue plan and will be paid according to ASI standard compensation practices. Upon termination of employment after the first year, employee will be paid any pro rata share of bonus earned under the revenue plan for the quarter during which employment is terminated.


Share Options:           200,000 options granted under the Advanced Systems
                         Employee Option Plan will be awarded at the date of hire and an additional 100,000 awarded at the end of 99 if you achieve your revenue plan. Acquisitions and mergers will be excluded from this plan. These options will be granted at market bid value and approved by the Board of Directors. Your options will vest over two years. If there is a change of ownership your stock will vest at that time.

         If the company terminates your employment during the first year for any reason, the balance of the annual salary will be owed and paid monthly for the balance of that year. If the company terminates your employment during the second year for any reason, the company will pay you six months of severance, paid monthly, plus any bonus earned as provided above and your stock options will vest. On termination following the second year, severance will be paid according to the terms of our standard employment contract, which provides severance of sixty days. Otherwise, the terms of your employment will be subject to our usual procedures, as set forth in the Employee Manual.


Yours truly,


Gerald A. Pesut

Gerald A. Pesut
Chairman/CEO


I understand and agree to the terms of employment outlined above.

Howard Tarnoff                                           8/11/98
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Howard Tarnoff                                       Date